EXHIBIT 3.2

AMENDED AND RESTATED

BYLAWS

OF

MERIX CORPORATION

An Oregon Corporation

TABLE OF CONTENTS

Page

ARTICLE ONE:	OFFICES	1

1.1	Registered Office and Agent	1

1.2	Other Offices	1

ARTICLE TWO:	SHAREHOLDERS	1

2.1	Annual Meeting	1

2.2	Special Meetings	1

2.3	Place of Meeting	1

2.4	Notice of Meeting	2

2.5	Quorum; Manner of Acting	2

2.6	Proxies	2

2.7	Voting of Shares	2

2.8	Action by Shareholders without a Meeting	2

ARTICLE THREE:	BOARD OF DIRECTORS	3

3.1	General Powers	3

3.2	Number and Qualifications	3

3.3	Election and Tenure	3

3.4	Vacancies	3

3.5	Removal of Directors	3

3.6	Regular Meetings	3

3.7	Special Meetings	3

3.8	Notice; Waiver	3

3.9	Quorum	4

3.10	Manner of Acting	4

3.11	Presumption of Assent	4

3.12	Action by Directors without a Meeting	4

3.13	Telephonic Meetings	4

ARTICLE FOUR:	COMMITTEES	4

4.1	Designation	4

4.2	Number; Qualification; Term	4

4.3	Authority	4

4.4	Committee Changes	4

4.5	Alternate Members of Committees	5

4.6	Regular Meetings	5

4.7	Special Meetings	5

4.8	Quorum; Majority Vote	5

4.9	Minutes	5

4.10	Responsibility	5

ARTICLE FIVE:	OFFICERS	5

5.1	Number	5

5.2	Election and Term of Office	5

5.3	Removal	6

5.4	Vacancies	6

5.5	President	6

5.6	Vice Presidents	6

5.7	Secretary	6

5.8	Treasurer	6

ARTICLE SIX:	CORPORATE INSTRUMENTS, CONTRACTS, CHECKS AND DEPOSITS	7

6.1	Execution of Corporate Instruments Generally	7

6.2	Contracts	7

6.3	Checks, Drafts, Etc	7

6.4	Deposits	7

ARTICLE SEVEN:	CERTIFICATES FOR SHARES AND THEIR TRANSFER	7

7.1	Certificates for Shares	7

7.2	Transfer of Shares	7

7.3	Lost Certificates	8

7.4	Record Date	8

ARTICLE EIGHT:	INDEMNIFICATION AND INSURANCE	8

8.1	Indemnification, Generally	8

8.2	Definitions	8

8.3	No Presumption of Bad Faith	9

8.4	Right to Indemnification	9

8.5	Indemnification in Proceedings by or in the Right of the Corporation	10

8.6	Determination of Standards of Conduct	10

8.7	Advance for Expenses	10

8.8	Indemnification of Officers	11

8.9	Indemnity Agreements	11

8.10	Insurance	11

8.11	Nonexclusive Right	11

ARTICLE NINE:	BOOKS AND RECORDS	11

ARTICLE TEN:	MISCELLANEOUS	12

10.1	Severability	12

10.2	Amendments	12

10.3	Seal	12

10.4	Fiscal Year	12

BYLAWS

OF

MERIX CORPORATION

An Oregon Corporation

PREAMBLE

These bylaws are subject to, and governed by, the Oregon Business Corporation Act (the “OBCA”) and the articles of incorporation of Merix Corporation, an Oregon corporation (the “Corporation”).  In the event of a direct conflict between the provisions of these bylaws and the mandatory provisions of the OBCA or the provisions of the articles of incorporation of the Corporation, such provisions of the OBCA or the articles of incorporation of the Corporation, as the case may be, will be controlling.

ARTICLE ONE:                                  OFFICES

1.1 Registered Office and Agent.  The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Oregon.

1.2 Other Offices.  The Corporation may also have offices at such other places, both within and without the State of Oregon, as the board of directors of the Corporation (the “Board”) may from time to time determine or as the business of the Corporation may require.

ARTICLE TWO:                                  SHAREHOLDERS

2.1 Annual Meeting.  An annual meeting of shareholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the Board and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting.  At such meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

2.2 Special Meetings.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board, and shall be called by the President at the request of the holders of not less than one tenth (10%) of all the outstanding shares of the Corporation entitled to vote at the meeting.

2.3 Place of Meeting.  The Board shall determine the place of meeting for all annual and special meetings of the shareholders.  In the absence of any such determination, all meetings of shareholders shall be held at the principal office of the Corporation.  Meetings of the shareholders may also be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and have technical capability to communicate verbally with each other, and such participation shall constitute presence in person at the meeting.

2.4 Notice of Meeting.  Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before, the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the shareholder’s address as it appears on the stock transfer books of the Corporation, with first-class postage thereon prepaid.  A written waiver of notice of a meeting signed by the shareholder or shareholders entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

2.5 Quorum; Manner of Acting.  A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.  If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by statute, the articles of incorporation, or these bylaws.  If fewer than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.6 Proxies.  At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by the shareholder’s duly authorized attorney-in-fact.  Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.  No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

2.7 Voting of Shares.  Each outstanding share of the Corporation’s common stock shall be entitled to one vote upon each matter submitted to a vote at a meeting of the shareholders.

2.8 Action by Shareholders without a Meeting.  Any action required or permitted to be taken at any meeting of shareholders may, except as otherwise required by law or the articles of incorporation of the Corporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation.  Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

ARTICLE THREE:                                  BOARD OF DIRECTORS

3.1 General Powers.  The business and affairs of the Corporation shall be managed by its Board.

3.2 Number and Qualifications.  Each director shall be at least eighteen (18) years of age.  A director need not be a shareholder, a citizen of the United States or a resident of the state of Oregon.  The number of directors of the Corporation shall be determined by resolution of the Board and shall not be less than two (2).

3.3 Election and Tenure.  The directors shall be elected at the annual meeting of the shareholders.  Their term of office shall begin immediately after election.  The terms of all directors, including a director elected to fill a vacancy, expire at the next annual meeting of the shareholders following their election.  Despite the expiration of a director’s term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors.

3.4 Vacancies.  A vacancy in the Board shall exist upon the death, resignation or removal of any director or upon an increase in the number of directors.  Any vacancy occurring in the Board may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board remaining, or by the sole director.  A director elected to fill a vacancy shall be elected for the unexpired term of the director’s predecessor in office.

3.5 Removal of Directors.  All or any number of the directors may be removed with or without cause at a meeting expressly called for that purpose by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

3.6 Regular Meetings.  The Board may provide by resolution the time and place, either within or without the state of Oregon, for the holding of regular meetings of the Board without other notice than such resolution.

3.7 Special Meetings.  Special meetings of the Board may be called by or at the request of the Chairman of the Board or the President or a majority of the directors.  The person or persons authorized to call special meetings of the Board may fix any place, either within or without the state of Oregon, as the place for holding any special meeting of the Board called by them.

3.8 Notice; Waiver.  Notice of any special meeting shall be given at least forty-eight (48) hours previously thereto by oral notice, in person or by telephone, or written notice delivered personally, by mail to each director at the director’s business address or electronically.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.  A written waiver of notice of a meeting signed by the director or directors entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

3.9 Quorum.  A majority of the number of directors in office shall constitute a quorum for the transaction of business at any meeting of the Board, but, if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

3.10 Manner of Acting.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

3.11 Presumption of Assent.  A director of the Corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless the director’s dissent shall be entered in the minutes of the meeting, or unless the director shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

3.12 Action by Directors without a Meeting.  Any action required to be taken at a meeting of the Board or any other action which may be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors or all the members of the committee entitled to vote with respect to the subject matter thereof.

3.13 Telephonic Meetings.  The Board or any committee of the Board may participate in a regular or special meeting by means of a conference telephone or similar equipment by means of which all persons participating in the meeting can hear each other.  All directors participating in a Board or committee meeting by this means shall be deemed to be present in person at the meeting.

ARTICLE FOUR:                                  COMMITTEES

4.1 Designation.  The Board may, by resolution adopted by a majority of the entire Board, designate one or more committees and shall designate a chairperson for each committee.

4.2 Number; Qualification; Term.  Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the full Board.  The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the full Board.  Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal as a committee member or as a director.

4.3 Authority.  Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the Board in the management of the business and property of the Corporation except to the extent expressly restricted by law, the articles of incorporation of the Corporation, or these bylaws.

4.4 Committee Changes.  The Board shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

4.5 Alternate Members of Committees.  The Board may designate one or more directors as alternate members of any committee.  Any such alternate member may replace any absent or disqualified member at any meeting of the committee.  If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

4.6 Regular Meetings.  Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

4.7 Special Meetings.  Special meetings of any committee may be held whenever called by any committee member.  The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least two (2) days before such special meeting.  Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

4.8 Quorum; Majority Vote.  At meetings of any committee, a majority of the number of members designated by the Board shall constitute a quorum for the transaction of business.  If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.  The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the articles of incorporation of the Corporation, or these bylaws.

4.9 Minutes.  Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board upon the request of the Board.  The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

4.10 Responsibility.  The designation of any committee and the delegation of authority to it shall not operate to relieve the Board or any director of any responsibility imposed upon it or such director by law.

ARTICLE FIVE:                                  OFFICERS

5.1 Number.  The officers of the Corporation shall be a President and a Secretary, each of whom shall be elected by the Board.  One or more Vice Presidents (the number thereof to be determined by the Board) and a Treasurer may also be elected.  Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board.  One person may serve as more than one officer.

5.2 Election and Term of Office.  The officers of the Corporation shall be elected annually by the Board at their first meeting held after the annual meeting of the shareholders.  If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient.  Each officer shall hold office until the officer’s successor shall have been duly elected and shall have qualified, until the officer’s death, or until the officer shall resign or shall have been removed in the manner hereinafter provided.

5.3 Removal.  Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

5.4 Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term.

5.5 President.  The President shall be the principal executive officer of the Corporation and subject to the control of the Board, shall in general supervise and control all the business and affairs of the Corporation.  The President shall preside at all meetings of the shareholders and of the Board.  The President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board, certificates for shares of the Corporation, and any deeds, mortgages, bonds, contracts or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed; and in general the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board from time to time.

5.6 Vice Presidents.  If the Board shall have elected or appointed one or more Vice Presidents, such Vice President or Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Board, the President or these bylaws.  In the absence or disability of the President, the President’s duties and powers shall be performed and exercised by a senior officer designated by the Board or the President.

5.7 Secretary.  The Secretary shall attend all meetings of the shareholders and of the Board, and shall record all acts and proceedings thereof in the minute book of the Corporation.  The Secretary shall give notice in conformity with these bylaws of all meetings of the shareholders, of the Board and any committee thereof requiring notice.  The Secretary shall perform all other duties given him in these bylaws and other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board or the President may designate from time to time.  If the Board shall have elected or appointed an Assistant Secretary, such Assistant Secretary is authorized to assume and perform the duties of the Secretary in the absence of the Secretary, and to also perform such other duties and have such other powers as the Board or the President shall designate from time to time.  If a Treasurer is not elected, then the Secretary shall also have all those duties and obligations as specified in Section 5.8, below.

5.8 Treasurer.  The Treasurer, or, if the Board shall not have elected or appointed a Treasurer, the Secretary, shall perform all duties and acts incident to the position of Treasurer, shall have custody and be responsible for the Corporation’s funds and securities, shall supervise the investments of its funds, and shall deposit all money and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board.  The Treasurer shall disburse the funds of the Corporation as may be authorized, taking proper vouchers for such disbursements, and shall render to the Board, whenever required, an account of all the transactions of the Treasurer and of the financial condition of the Corporation.  The Treasurer shall perform such other duties as may be assigned, and shall report to the President.

ARTICLE SIX:                                  CORPORATE INSTRUMENTS, CONTRACTS, CHECKS AND DEPOSITS

6.1 Execution of Corporate Instruments Generally.  The Board may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, and such execution or signature shall be binding upon the Corporation.

6.2 Contracts.  The Board may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

6.3 Checks, Drafts, Etc.  All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board.

6.4 Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board may select.

ARTICLE SEVEN:                                  CERTIFICATES FOR SHARES AND THEIR TRANSFER

7.1 Certificates for Shares.  Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board.  Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary, or facsimile signatures of said officers shall be affixed to such certificates if the certificates are countersigned by a transfer agent, or registered by a registrar other than the Corporation itself or an employee of the Corporation.  If any officer who has signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate shall nevertheless be valid.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.  All certificates surrendered to the. Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new certificate may be issued therefor on such terms and with such indemnity to the Corporation as the Board may prescribe.

7.2 Transfer of Shares.  Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by the shareholder’s legal representative, either of whom shall furnish proper evidence of authority to transfer, or by the shareholder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation.  A surrender for cancellation of the certificate for such shares shall also be made in the forgoing manner.  The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

7.3 Lost Certificates.  In the event a certificate is represented to be lost, stolen or destroyed, a new certificate shall be issued in place thereof upon such proof of the loss, theft or destruction and upon the giving of such bond or other indemnity as may be required by the Corporation.  Nothing in this Section 7.3 shall require the Corporation to issue a new certificate if the Corporation has determined that such shares shall be uncertificated.

7.4 Record Date.  In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than seventy (70) nor less than ten (10) days before the date of such meeting, nor more than seventy (70) days prior to any other action.  If no record date is fixed by the Board, the record date for determining shareholders entitled to receive notice of or to vote at a meeting of shareholders shall be the close of business on the date next preceding the day on which such notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE EIGHT:                                  INDEMNIFICATION AND INSURANCE

8.1 Indemnification, Generally.  The Corporation shall have the power to indemnify to the fullest extent not prohibited by law any person who is made or threatened to be made a party to, witness in, or otherwise involved in, any Proceeding (including a Proceeding by or in the right of the Corporation) by reason of the fact that the person is or was a Director, Officer, employee or agent of the Corporation or any subsidiary, or serves or served at the request of the Corporation as a Director, Officer, employee or agent.

8.2 Definitions.  As used in this Article:

(a) “Corporation” includes any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(b) “Director” means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic business or nonprofit corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.  “Director” includes, unless the context requires otherwise, the estate or personal representative of a director.  A director is “disinterested” when the director has no direct or indirect pecuniary interest in a transaction.

(c) “Expenses” includes all expenses reasonably incurred to defend the proceeding, including attorney fees, both at trial and on any appeal.

(d) “Liability” means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses actually incurred with respect to a proceeding.

(e) “Officer” means an individual who is or was an officer of the Corporation or an individual who, while an officer of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic business or nonprofit corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.  “Officer” includes, unless the context requires otherwise, the estate or personal representative of an officer.

(f) “Party” .includes an individual who was, is, or is threatened to be made. a named defendant or respondent in a proceeding.

(g) “Proceeding” means any threatened, pending or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative and whether formal or informal.

8.3 No Presumption of Bad Faith.  Termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which was reasonably believed to be in or not opposed to the best interests of the Corporation, nor, with respect to any criminal proceeding, that such person had reasonable cause to believe that such conduct was unlawful.

8.4 Right to Indemnification.  Any Director who was or is a party to any Proceeding shall be indemnified by the Corporation against any Liability and Expenses actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Corporation or at least not opposed to its best interests, and, with respect to any criminal proceeding, if such person had no reasonable cause to believe that such conduct was unlawful.

Except as otherwise provided by Section 8.5, no indemnification shall be made in respect of any Proceeding brought by or in the right of the Corporation as to which such person shall have been adjudged to be liable to the Corporation, nor shall indemnification be made in connection with any other Proceeding in which such person shall have been adjudged to have received improper personal benefit.

8.5 Indemnification in Proceedings by or in the Right of the Corporation.  A Director shall be indemnified by the Corporation against any Expenses actually and reasonably incurred by the Director in connection with a Proceeding brought by or in the right of the Corporation to procure a judgment in the Corporation’s favor, if the Director is not adjudged liable to the Corporation, if the Director acted in good faith, and if the Director acted in a manner reasonably believed to be in or not opposed to the best interests of the Corporation.  If any Director suffers Liability in connection with a Proceeding brought by or in the right of the Corporation to procure a judgment in the Corporation’s favor and the Director was not adjudged liable to the Corporation, the Director shall not be indemnified for any Liability in such instance but may, upon determination by the Board pursuant to Section 8.6, be entitled to indemnification for Expenses in connection with such Proceeding.

8.6 Determination of Standards of Conduct.  Unless specifically ordered by a court, all indemnification under Section 8.4 and Section 8.5 shall be made by the Corporation only upon a determination that indemnification is proper in the circumstances because the Director has met the applicable standards of conduct.  Such determination shall be made:

(a) By the Board by a majority vote of a quorum consisting of Directors not at the time parties to such Proceeding;

(b) If such a quorum cannot be obtained, then by a majority vote of a committee of the Board, duly appointed and designated to act in the matter by a majority vote of the full Board (in which designation Directors who are parties may participate), consisting solely of two (2) or more Directors not at the time parties to such Proceeding;

(c) In a written opinion by legal counsel selected by the Board or a committee thereof by vote as set forth in Paragraphs (a) or (b) of this Section 8.6, or if the requisite quorum of the full Board cannot be obtained therefor and such committee cannot be established, by a majority vote of the full Board (in which selection Directors who are parties may participate); or

(d) By the shareholders.

Authorization of indemnification and the evaluation of reasonableness of Expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by legal counsel, authorization of indemnification and evaluation as to reasonableness of Expenses shall be made by those entitled under Paragraph (c) of this Section 8.6 to select counsel.

8.7 Advance for Expenses.  Expenses incurred in defending a Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding if authorized by a disinterested Board or, if there be no quorum of disinterested Directors, then by majority vote of the Board.  The Directors shall not authorize such payments unless they first receive both:

(a) an affidavit of the Director seeking advancement of Expenses that the Director has a good faith belief that the Director met the applicable standards of conduct which, when determined, will entitle the Director to indemnification; and

(b) an undertaking by or on behalf of the Director to repay such amount if it is not ultimately determined that the Director is entitled to be indemnified by the Corporation.

The undertaking required by Paragraph (b) of this Section 8.7 shall be an unlimited general obligation of such person but need not be secured and may be accepted without reference to financial ability to make the repayment.  Payments under this Section 8.7 may be authorized in the manner specified in Section 8.6.

8.8 Indemnification of Officers.  Any and all rights to indemnification provided herein to Directors of the Corporation shall also be provided to Officers of the Corporation.

8.9 Indemnity Agreements.  The Corporation may enter into agreements with any Director, Officer, employee, or agent of the Corporation providing for indemnification to the full extent permitted by Oregon law.

8.10 Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee, or agent of the Corporation or who, while a Director, Officer, employee or agent of the Corporation is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another business or nonprofit corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any Liability asserted against and incurred by such person in any such capacity.  The Corporation may maintain such insurance whether or not the Corporation would have the power to indemnify such person against such Liability under the other provisions of this Article or under the OBCA as it now exists or may hereafter be amended.

8.11 Nonexclusive Right.  The indemnification provided by this Article shall not be deemed to be exclusive of any other right to which a person seeking indemnification may be entitled under these bylaws, pursuant to any other agreement or vote of the shareholders or disinterested Directors, or otherwise (including without limitation any right to indemnification that a person may be entitled to under the OBCA as it now exists or may hereafter be amended).  This Section 8.11 shall apply to both action taken in such person’s official capacity and to action taken in any other capacity covered hereby.  The indemnification provided by this Article shall continue to a person who has ceased to be a Director or Officer and shall inure to the benefit of such person’s heirs, executors and administrators.  No repeal of or amendment to this Article shall adversely affect any right or protection of any such person to which this Article applies and which exists at the time of such repeal or replacement.

ARTICLE NINE:                                  BOOKS AND RECORDS

9.1           Books and Records.  The Corporation shall keep correct, and complete books and records of account and shall keep minutes of the proceedings of its shareholders and the Board, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.  Any books, records, and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

ARTICLE TEN:                                  MISCELLANEOUS

10.1 Severability.  If any provision of these bylaws or any application thereof shall be invalid, unenforceable or contrary to applicable law, the remainder of these bylaws, or the application of such provisions to persons or circumstances other than those as to which it is held invalid, unenforceable or contrary to applicable law, shall not be affected thereby and shall continue in full force and effect.

10.2 Amendments.  The Board shall have power to make, alter, amend and repeal these bylaws.  These bylaws may be altered, amended or repealed by the affirmative vote of a majority of the voting stock issued and outstanding at any regular or special meeting of the shareholders.

10.3 Seal.  The corporate seal, if any, shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation.

10.4 Fiscal Year.  The fiscal year of the Corporation shall be the calendar year.

The undersigned, the Secretary of the Corporation, hereby certifies that the foregoing bylaws were amended and restated by unanimous consent by the directors of the Corporation as of February 16, 2010.

/s/ Daniel J. Weber

Daniel J. Weber, Secretary

Signature Page to
Amended and Restated Bylaws of
Merix Corporation